                                                                     Exhibit 2.1

--------------------------------------------------------------------------------

                                 PURCHASE AGREEMENT

--------------------------------------------------------------------------------


                                  By and among

                               AGRIBIOTECH, INC.,

                                 as the Buyer,

                                      and

                                  Alan Rosoff

                                 as the Seller,

                                      and

                          Seed Corporation of America,
                            (a Maryland corporation)

                                Green SCA Corp.
                            (a Maryland corporation)

                     Green Seed Company Limited Partnership
                        (A Maryland limited partnership)

------------------------------------------------------------------------------

                             December 9, 1997

------------------------------------------------------------------------------

                            Table of Contents

Section 1.      Sale and Purchase of the Securities and the Assets.............................    1

Section 2.      Closing........................................................................    2

Section 3.      Description of Components of Purchase Price and Other Payments.................    2
        (a)     Payment of the Securities Purchase Price to the Seller at Closing..............    2
        (b)     Payment of the Asset Purchase Price............................................    2
        (c)     Portion of Purchase Price to be Held in Escrow.................................    3
        (d)     Employment and Non-Competition Agreement; Non-Qualified Stock Option Agreement.    4
        (e)     Effective Date of the Sale.....................................................    4

Section 4.      Representations and Warranties of the Seller...................................    4
        (a)     Ownership of Shares............................................................    4
        (b)     Capacity; Organization; Standing; Capitalization...............................    5
        (c)     Legal Proceedings..............................................................    6
        (d)     Encumbrances...................................................................    6
        (e)     Trade names, etc...............................................................    6
        (f)     Patents, etc...................................................................    7
        (g)     Financial Statements...........................................................    7
        (h)     Absence of Certain Changes.....................................................    8
        (i)     Tax Matters....................................................................    8
        (j)     Accounts Receivable; Inventory.................................................    9
        (k)     Title and Condition of Properties..............................................    9
        (l)     Description of Material Contracts..............................................   10
        (m)     Default; Violations or Restrictions............................................   11
        (n)     Court Orders and Decrees.......................................................   12
        (o)     Books and Records..............................................................   12
        (p)     Pension and Welfare Plans......................................................   12
        (q)     Insurance......................................................................   13
        (r)     Rights of Third Parties........................................................   14
        (s)     Powers of Attorney.............................................................   14
        (t)     Labor Matters..................................................................   14
        (u)     Relationships with Vendors and Customers.......................................   14
        (v)     Approvals and Authorizations...................................................   14
        (w)     Compensation Plans.............................................................   15
        (x)     Governmental Licenses..........................................................   15
        (y)     Brokers........................................................................   15
        (z)     Compliance With Laws...........................................................   15
        (aa)    Guarantees.....................................................................   16
        (bb)    Benefits.......................................................................   16

                            Table of Contents

        (cc)    No Legal or Tax Advice.........................................................   16
        (dd)    Schedules......................................................................   16
        (ee)    Accuracy.......................................................................   17

Section 5.      Sale of Assets
        (a)     Representations and Warranties of Rosoff.......................................  17
        (b)     Costs and Fees.................................................................  20

Section 6.      Representations and Warranties of the Buyer....................................  20
        (a)     Legal Proceedings..............................................................  20
        (b)     Capacity.......................................................................  20
        (c)     Organization...................................................................  20
        (d)     Consents and Approvals.........................................................  21
        (e)     Binding Obligation.............................................................  21
        (f)     Brokers; Finders...............................................................  21
        (g)     Accuracy.......................................................................  21

Section 7.      Condition of Assets............................................................  21

Section 8.      Risk of Loss; Damage to or Destruction of Assets...............................  22

Section 9.      Condemnation of Real Property..................................................  22

Section 10.     Survival of Representations and Warranties; Indemnification....................  22
        (a)     Survival of Representations and Warranties.....................................  22
        (b)     Indemnity by Seller............................................................  23
        (c)     Indemnification by Buyer.......................................................  23
        (d)     Defense of Claims..............................................................  23

Section 11.     Covenants of the Seller........................................................  25
        (a)     Further Assurances.............................................................  25
        (b)     Access to the Companies; Confidentiality.......................................  25
        (c)     Conduct of Business Pending Closing............................................  25
        (d)     Closing Documents..............................................................  29

Section 12.     Covenants of Rosoff............................................................  29

Section 13.     Covenants of the Buyer.........................................................  29
        (a)     Closing Documents..............................................................  29
        (b)     Noninterference................................................................  29
        (c)     Confidentiality................................................................  29
        (d)     Distributions for Income Taxes.................................................  29

                            Table of Contents

Section 14.     Conditions Precedent to the Buyer's Obligations................................  30

Section 15.     Conditions Precedent to the Seller's Obligations...............................  32

Section 16.     Conditions Precedent to Obligations of the Seller and the Buyer................  33
        (a)     Due Diligence..................................................................  33
        (b)     No Injunctions.................................................................  33
        (c)     Consents.......................................................................  33
        (d)     Corporate Proceedings..........................................................  33
        (e)     Status of Schedules and Exhibits as of Signing Date............................  34
        (f)     Updated Schedules..............................................................  34

Section 17.     Termination....................................................................  34

Section 18.     The Buyer's Obligations at Closing.............................................  35

Section 19.     The Seller's Obligations at Closing............................................  35

Section 20.     Subsequent Events..............................................................  35

Section 21.     Parties in Interest............................................................  35

Section 22.     Entire Agreement...............................................................  35

Section 23.     Governing Law..................................................................  36

Section 24.     Expenses.......................................................................  36

Section 25.     Arbitration....................................................................  36

Section 26.     Severability...................................................................  36

Section 27.     Notices........................................................................  37

Section 28.     Non-Waivers....................................................................  38

Section 29.     Assignment.....................................................................  38

Section 30.     Disclosure.....................................................................  38

Section 31.     Miscellaneous..................................................................  38

                            Table of Contents

        (a)     Further Assurances.............................................................  38
        (b)     Headings.......................................................................  38
        (c)     Counterparts...................................................................  38

                         SCHEDULES AND EXHIBITS TO THE
                        PURCHASE AGREEMENT BY AND AMONG
                AGRIBIOTECH, INC., ALAN ROSOFF, GREEN SCA CORP.
                  AND GREEN SEED COMPANY LIMITED PARTNERSHIP

Schedule      1           Warehouse and Real Property; Permitted Encumbrances
Schedule      3(a)(3)     Promissory Notes of the Companies
Schedule      4(b)(1)     Third party consents
Schedule      4(b)(2)     Seedco and GSC Subsidiaries etc.
Schedule      4(b)(3)     Qualification
Schedule      4(c)(1)     Pending Litigation
Schedule      4(c)(2)     Complaints from Customers, etc.
Schedule      4(c)(3)     Claims related to Products and Services
Schedule      4(c)(4)     Returns
Schedule      4(d)        Encumbrances
Schedule      4(e)        Trademarks, Tradenames, etc.
Schedule      4(f)        Patents
Schedule      4(g)        Financial Reports
Schedule      4(h)        Material Changes
Schedule      4(j)        Inventory
Schedule      4(k)        Real and Personal Property
Schedule      4(l)        Material Contracts
Schedule      4(m)        Violations or Restrictions
Schedule      4(n)        Court Orders and Decrees
Schedule      4(o)        Books and Records
Schedule      4(p)        Pension, Profit Sharing Plans, etc.
Schedule      4(q)        Insurance
Schedule      4(r)        Rights of Third parties
Schedule      4(s)        Powers of Attorney
Schedule      4(u)        Vendors and Customers
Schedule      4(w)        Compensation Plans and Arrangements
Schedule      4(x)        Governmental and Administrative Licenses, Permits, etc.
Schedule      4(z)        Compliance with Laws
Schedule      4(aa)       Personal Guarantees by Seller
Schedule      4(bb)       Vacation and Other Employee Benefits
Schedule      5(a)(11)    Hazardous Material and Nuisance

Exhibit       3(c)        Escrow Agreement
Exhibit       3(d)(1)     Employment and Non-Competition Agreement
Exhibit       3(d)(2)     Non-Qualified Stock Option Agreement
Exhibit       13(i)       Opinion of Counsel to Seller
Exhibit       15(d)       Opinion of counsel to Buyer

                               PURCHASE AGREEMENT
                               ------------------

      PURCHASE AGREEMENT (the "Agreement") dated December 9, 1997 (the "Signing Date"), by and among Alan Rosoff ("Rosoff" or "Seller"), Green SCA Corp. ("GSC"), a Maryland corporation, Seed Corporation of America ("Seedco"), a Maryland corporation, Green Seed Company Limited Partnership ("Green Seed"), a Maryland limited partnership, (GSC, Seedco and Green Seed collectively referred to as the "Companies"), and AgriBioTech, Inc., a Nevada corporation ("ABT" or the "Buyer").


                               W I T N E S E T H:
                               - - - - - - - - -

     WHEREAS, (a) Rosoff owns (i) 100% of the issued and outstanding shares of common stock, $1.00 par value, of Seedco and 100% of the issued and outstanding shares of common stock, $.01 par value, of GSC (collectively, the "Stock") and
(ii) a 98% limited partnership interest of Green Seed (the "Limited Partnership Interest") (the Stock and the Limited Partnership Interest collectively referred to as the "Securities"), and (b) GSC owns a 1% general partnership interest (the "General Partnership Interest") in Green Seed; and

     WHEREAS, the Seller wishes to sell and the Buyer wishes to purchase the Securities on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Seller owns a warehouse (the "Warehouse") and related real property (the "Real Property") located in Athens, Georgia that is used by the Companies in their business (the Warehouse and the Real Property collectively, the "Assets").

     WHEREAS, Rosoff wishes to sell and the Buyer wishes to purchase the Assets on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, representations, warranties and covenants appearing in this Agreement, the parties hereto agree as follows:

SECTION 1.     SALE AND PURCHASE OF THE SECURITIES AND THE ASSETS.
               --------------------------------------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Seller shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase from the Seller, the Securities, free and clear of all liens, mortgages, deeds of trust, security interests, pledges, charges, encumbrances, liabilities and claims of every kind, except the pledge to secure loans to the Companies by Heller Financial, Inc. ("Heller").

     (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, effective as of the Effective Date (as hereinafter defined), Rosoff shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire, accept and take possession of all of Rosoff's right, title and interest in and to Assets, as more particularly described in
Schedule 1
attached hereto, free and clear of all liabilities, obligations, liens, security interests and encumbrances of any character whatsoever, except permitted encumbrances as described in Schedule 1.

     (c) The purchase price (the "Purchase Price") shall be payable as follows:

          (1) NINE MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 ($9,150,000) DOLLARS (the "Securities Purchase Price"), payable by the Buyer to the Seller for the Securities to be made on the Closing Date (as hereinafter defined), shall be paid as described in and subject to adjustment as set forth in Section 3 below; and

          (2) FIVE HUNDRED FIFTY THOUSAND AND 00/100 ($550,000) DOLLARS (the "Asset Purchase Price"), payable by the Buyer to Rosoff for the Assets, shall be paid in cash or other immediately available funds.

SECTION 2.  CLOSING.
            --------

          The closing of the sale and purchase of the Securities and the Assets provided for in Section 1 of this Agreement (the "Closing") shall take place at the offices of Gordon, Feinblatt, Rothman, Hoffberger and Hollander, LLC, 233 East Redwood Street, Baltimore, Maryland, at 10:00 a.m. on January 9, 1998, or at such other date, time or location as may be agreed to by the parties (the "Closing Date").

SECTION 3.  DESCRIPTION OF COMPONENTS OF PURCHASE PRICE AND OTHER PAYMENTS.
            --------------------------------------------------------------

     (a) Payment of the Securities Purchase Price to the Seller at Closing.
         -----------------------------------------------------------------
Upon the completion by the parties of their respective closing conditions under this Agreement, the Buyer shall pay to the Seller the Securities Purchase Price, in exchange for delivery of the Securities at the Closing as follows.

          (1) Cash in the amount of NINE MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 ($9,150,000) DOLLARS in immediately available funds by Fedwire or other method reasonably acceptable to Seller.

          (2) The cash payable under subsection (1) hereof shall be reduced by the amount of any cash distributions in 1997 to Rosoff or Morrison in excess of $590,000. The foregoing shall not prohibit payments to Rosoff for salary and expense reimbursements in accordance with past practice, and bonus payments of an aggregate of $50,000 payable to Rosoff and Jane Rosoff by December 31, 1997.

          (3) At the Closing Buyer shall also pay to Rosoff any amounts due him under the promissory notes by the Companies listed in Schedule 3(a)(3).

     (b) Payment of the Asset Purchase Price.  Upon the completion by the
         -----------------------------------
parties of their respective closing conditions under this Agreement, the Buyer shall pay to Rosoff the Asset Purchase Price in cash or other immediately available funds.

     (c) Portion of Purchase Price to be Held in Escrow.  At the Closing, the
         ----------------------------------------------
Seller shall set-aside Two Hundred Thousand and 00/100 ($200,000) Dollars from the Purchase Price (the "Escrow Funds") for the benefit of the Buyer as described below pursuant to the Escrow Agreement attached hereto as Exhibit 3(c). The Escrow Funds shall either be (i) placed in an interest-bearing account with a bank or other financial institution or (ii) invested in United States Government securities, short term certificates of deposit, money market securities, investment grade commercial paper or other short-term interest-bearing investment-grade securities.

          (1) The Escrow Funds shall be made available to the Buyer in the event of any Claims arising pursuant to Section 10(b) hereof for which Buyer is entitled to payment and which have not otherwise been paid, subject to the $25,000 threshold set forth in Section 10(d) hereof.

          (2) (i) The Escrow Funds shall be reduced to the levels set forth in the following schedule, plus the amount of any outstanding unsettled claims, subject to the provisions of subsection 2(ii) below:

            DATE                                    ESCROW FUNDS($)
            ----                                    --------------
            Closing                                       $200,000
            First Anniversary of Closing Date              100,000
            Second Anniversary of Closing Date              50,000
            Third Anniversary of Closing Date                  -0-

          (ii) In the event that no federal, state, local or other tax return of any of Seedco, GSC or Green Seed is under audit by the Internal Revenue Service or other state, local or other tax authority on the second anniversary of the Closing Date or if any such prior audit does not result in any tax liability of Seller with respect to Seedco, GSC or Green Seed for any of the taxable years ended December 31, 1995, 1996 or 1997 in amounts aggregating more than $25,000, or if any resulting tax liability in excess of $25,000 has been paid by Rosoff, the Escrow Funds shall be reduced to the levels set for forth in the following schedule, plus the amount of any outstanding unsettled claims:

            DATE                                    ESCROW FUNDS($)
            ----                                    ---------------
            Closing                                       $200,000
            First Anniversary of Closing Date              100,000
            Second Anniversary of Closing Date                 -0-

          (3) Any interest accrued on the Escrow Funds shall inure to the benefit of the Seller.

     (d) Employment and Non-Competition Agreement; Non-Qualified Stock Option
         --------------------------------------------------------------------
Agreement.  In addition to the purchase and sale of the Securities as described
---------
above, Seller agrees that at the Closing Rosoff and his wife, Jane Rosoff, shall both enter into Employment and Non-Competition Agreements with the Buyer in the form annexed hereto as Exhibit 3(d)(1), in consideration of which Buyer shall make cash payments at the Closing of $200,000 to Rosoff and $100,000 to Jane Rosoff, and Rosoff and Jane Rosoff each shall be granted six year non-qualified stock options to purchase 125,000 shares of ABT common stock at an exercise price equal to the closing price of ABT common stock on the NASDAQ on the trading day immediately preceding the Closing Date in accordance with the schedule set forth in the Non-Qualified Stock Option Agreement with the Buyer in the form annexed hereto as Exhibit 3(d)(2).

     (e) Effective Date of the Sale.  In the event that the Closing is
         --------------------------
consummated, the parties hereto agree that the purchase and sale of the Stock shall be accounted for as if such transactions had occurred prior to the opening of business on January 1, 1998 (the "Effective Date"), regardless of when the Closing in fact occurs. In the event that the Closing is consummated, the Buyer shall realize any operating profit or loss from the operation of the business of the Companies after the Effective Date. Accordingly, the Seller agrees to consult the Buyer on any material issues or contracts which relate to a period of time beyond the Effective Date. Furthermore, except as provided in Section 11(c), the Seller agrees not to enter into any new capital obligations or capital expenditures which relate to the Corporation prior to the Closing.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The Seller warrants
            --------------------------------------------
and represents to the Buyer as follows (as used herein, "Seller's best knowledge" or "to the best knowledge of the Seller" shall mean information actually known by the Seller without due inquiry):

     (a) Ownership of Shares.  The Seller is the owner, beneficially and of
         -------------------
record, of the Securities, which comprise 100% of the issued and outstanding shares of common stock of Seedco, 100% of the issued and outstanding shares of common stock of GSC and a 98% limited partnership interest in Green Seed. GSC is the owner, beneficially and of record of a 1% general partnership interest in Green Seed. The Stock is the sole voting stock of Seedco and GSC and is duly authorized, validly issued, fully paid and non-assessable. The partners of Green Seed are Rosoff, GSC and Alan Morrison ("Morrison"), who owns a 1% limited partnership interest (collectively, the "Partners"). All of the partnership interests in Green Seed are owned by the Partners, and Green Seed is duly organized, validly existing and in good standing under the laws of Maryland. The Securities have not been pledged, mortgaged or otherwise encumbered in any way and there is no lien, mortgage, charge, claim, liability, security interest or encumbrance of any nature against the Securities, except the pledge to secure the loans to the Companies by Heller. There are no options, warrants, rights of subscription or conversion, calls, commitments, agreements, arrangements, understandings, plans, contracts, proxies, voting trusts, voting agreements or instruments of any kind or character, oral or written, to which the Seller, Seedco or GSC is a party, or by which the Seller, Seedco or GSC is bound, relating to the issuance, voting or sale of the Stock or any authorized but unissued shares of capital stock of Seedco or GSC or of any securities representing the right to purchase or otherwise receive any such shares of capital stock of Seedco or GSC other than an agreement dated May 28, 1997 among the Companies, Rosoff and Morrison (the "Morrison Agreement"). There are no arrangements, undertakings, plans, contacts or instruments of any kind or character, oral or written, to which any of the Partners is a party relating to the sale of, or conveying the right to any other person or entity to acquire, any partnership interest in Green Seed other than the Morrison Agreement. There are no stockholder or partnership agreements, preemptive rights or other agreements, arrangements, groups, commitments or understandings, oral or written, that have not been disclosed to the Buyer, relating to the voting, issuance, acquisition or disposition of shares of GSC or Seedco, or Partnership interests of Green Seed, or the conduct or management of Seedco or GSC by its Board of Directors or Green Seed by its General Partner. The Seller has good and marketable title to the Securities and full right to transfer title to the Securities, subject to any restrictions imposed by state or federal securities laws, free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever, except the pledge to secure the loans to the Companies by Heller and the Morrison Agreement. The sale, conveyance, transfer and delivery of the Securities by the Seller to the Buyer pursuant to this Agreement will transfer full legal and equitable right, title and interest in the Securities to the Buyer, free and clear of all liens, mortgages, charges, claims, liabilities, security interests and encumbrances of any nature whatsoever, except the pledge to secure the loans to the Companies by Heller.

     (b) Capacity; Organization; Standing; Capitalization.  The Seller has full
         ------------------------------------------------
capacity to enter into and perform under this Agreement and all other agreements and instruments to be entered into in connection with the transactions contemplated hereby, and to consummate such transactions, and, except as set forth in Schedule 4(b)(1) of this Agreement, no other consent or joinder of any other persons or corporations is required to consummate such transactions. Neither Seedco nor GSC has any subsidiaries. Except as set forth on Schedule 4(b)(2) of this Agreement, neither the Seller nor Seedco nor GSC have any interest in any entity other than the Green Seed that is engaged, directly or indirectly, in businesses competitive with those of the Seedco, GSC or ABT.
This Agreement has been, and each of the other agreements and instruments executed hereunder (the "Other Agreements") will at the Closing, be duly executed and delivered by the Seller. This Agreement constitutes, and each of the Other Agreements will constitute, the legal, valid and binding obligation of the Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. The Companies are duly organized and validly existing under the laws of the State of Maryland, have full power and authority to conduct their business as they are now being conducted and, except as disclosed on Schedule 4(b)(3), are duly qualified to do business in each jurisdiction where the nature of the property owned or leased, or the nature of the business conducted by the Companies requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, financial condition or business of any of the Companies. The Articles of Incorporation of each of Seedco and GSC and all amendments thereto certified by the Secretary of State of Maryland, their respective By-laws, as amended to the date of this Agreement, certified by the Secretary of each of Seedco and GSC, and their respective minutes and stock records, and the Limited Partnership Agreement of Green Seed, all delivered to the Buyer are complete and correct. The Companies have all necessary licenses and authority to operate their business as now being conducted and as will be conducted after the Closing assuming such business is conducted as now operated. The authorized capital stock of the Seedco consists of 100,000 shares of voting common stock, $1.00 par value, of which 25,000 shares are issued and outstanding; the authorized capital stock of the GSC consists of 5,000 shares of voting common stock, $.01 par value, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of Seedco and GSC are owned by Rosoff and are duly and validly issued, fully paid and non-assessable.

     (c)  Legal Proceedings.
          -----------------

          (1) Except as set forth in Schedule 4(c)(1) of this Agreement, neither the Seller in his capacity as stockholder and/or as officer or director of Seedco and GSC or in his capacity as limited or general partner in Green Seed, nor the Companies is a party to any pending litigation, arbitration or administrative proceeding or, to the best of Seller's knowledge, to any investigation, and no such litigation, arbitration or administrative proceeding or investigation that might result in any material adverse change in the financial condition, business or properties of the Companies or of the Seller is threatened.

          (2) Except as disclosed in Schedule 4(c)(2) to this Agreement, the Seller and the Companies have no knowledge of and have not received notice of any complaints, claims or threats, plans or intentions to discontinue commercial relations or transactions from any customer of the Companies, any purchaser of goods or services from the Companies, any employee or independent contractor significant to the conduct or operation of the Companies or its businesses or any party to any agreement to which any of the Companies is a party.

          (3) Except as disclosed in Schedule 4(c)(3), to the best of Seller's knowledge, there is no claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) relating directly or indirectly to any product manufactured or sold, or any services performed by any of the Companies.

          (4) Except as disclosed in Schedule 4(c) (4), none of the Companies is under any obligation with respect to the return of goods in the possession of customers.

     (d) Encumbrances.  Except as disclosed in Schedule 4(d), there are no
         ------------
liens, mortgages, deeds of trust, claims, charges, security interests or other encumbrances or liabilities of any type whatsoever to which any of the assets of the Companies are subject.

     (e) Trade names, etc.  The Companies either own or have had assigned to
         -----------------
them the trade names, trademarks, service marks, assumed names, copyrights and registrations therefor, if any (collectively "Trademarks") specified in Schedule 4(e). The Trademarks have been duly issued and have not been canceled, abandoned or otherwise terminated except as otherwise indicated in Schedule 4(e). Copies of all trademark assignments are attached to and made a part of Schedule 4(e). The Companies are not in default under any licenses or agreements relating to the Trademarks as listed in Schedule 4(e) and all of such licenses and agreements are in effect. The Companies have not granted, and will not grant prior to the Closing, licenses or other rights to use such Trademarks. No other Trademarks are either owned or used by the Companies. To the best of Seller's knowledge, the operation of the Companies' business does not infringe on the Trademarks of any third party. No claim has been made that there is any such infringement. To the best of the Seller's and the Companies' knowledge, no Trademark of any other person infringes the Trademarks of the Companies.

     (f) Patents, etc.  The Companies own the inventions, letters patent,
         ------------
applications for letters patent and patent license rights, inventions, processes, designs, formulas, trade secrets, Plant Variety Protection Act ("PVPA") Certificates, know-how and other industrial property rights (collectively the "Patents") specified as belonging to it in Schedule 4(f). The Patents have been duly issued and have not been canceled, abandoned or otherwise terminated except as otherwise indicated in Schedule 4(f). The Companies are not in default under any of the licenses or agreements relating to the Patents as listed in Schedule 4(f) and all of such licenses and agreements are in effect. The Companies have not granted, and will not grant prior to the Closing, licenses or other rights to use such Patents. No other Patents are owned or used by the Companies. To the best of Seller's knowledge, the operation of the Companies' business does not infringe the Patent rights of any third party. No claim has been made that there is any such infringement. To the best of the Seller's and the Companies' knowledge, no Patent of any person infringes the Patents of the Companies.

     (g) Financial Statements.
         --------------------

         (1) The unaudited financial statements of Seedco and Green Seed as of and for the period ended September 30, 1997 and the audited financial statements of Seedco and Green Seed as of and for the periods December 31, 1996 and December 31, 1995, and the federal income tax return of GSC for the year ended December 31, 1996 (collectively, "the Financials"), together with the related notes and schedules, true, correct and complete copies of which are attached hereto as Schedule 4(g), (i) are in accordance with the books of account and records of the Companies; (ii) present fairly, and are true, correct and complete statements of the financial condition and the results of operations of the Companies as at and for the periods therein specified; and (iii) do not include or omit to state any fact which renders the Financials misleading.

         (2) Except as and to the extent shown or provided for in the Financials or the notes and schedules thereto or as disclosed in any of the Schedules to this Agreement or such current liabilities as may have been incurred since September 30, 1997 in the ordinary course of business, the Companies have no liabilities or obligations (whether accrued, absolute, contingent or otherwise) that might be or become a charge against the assets or liabilities of the Companies; as of September 30, 1997, there was no asset used by the Companies in their operations that has not been reflected in the Financials, and, except as set forth in the Financials, no assets have been acquired by the Companies since such date except in the ordinary course of business.

         (3) Except as disclosed in the Financials or Schedule 4(g) attached hereto, or from any losses for the period October 1, 1997 to December 31, 1997, there has been no decrease in stockholders' or partners' equity as compared with the amount shown for such stockholders' or partners' equity as at September 30, 1997, and no material adverse changes in the financial position of the Companies since September 30, 1997.

          (4) The Financials do not include any assets, liabilities, income or expenses of any entity other than the Companies. All transactions in the years 1995-1997 between the Companies and any other entity in which the Seller is an officer, director or has an equity interest have been at prices no less favorable to the Companies than could have been obtained from any independent third party.


     (h) Absence of Certain Changes.  Except as disclosed on Schedule 4(h),
         --------------------------
since September 30, there has not been any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, earnings, business, prospects or results of operations of the Companies.

     (i) Tax Matters.  Seedco has had in effect, for at least the past three (3)
         -----------
years, and GSC has had in effect since 1995, an election under Subchapter S of the Internal Revenue Code. Each of Seedco, GSC and Green Seed has timely filed all federal, and all material state and local income tax returns and has timely filed with all other appropriate governmental agencies all material sales, ad valorem, franchise and other tax, license, gross receipts and other similar returns and reports required to be filed by them. Each of Seedco, GSC and Green Seed has reported all taxable income and losses on those returns on which such information is required to be reported, and paid or provided for the payment of all taxes due and payable on said returns or taxes due pursuant to any assessment received by them, including without limitation, any taxes required by law to be withheld and/or paid in connection with any officer's or employee's compensation or due pursuant to any assessment received by them. Rosoff has made available to the Buyer for inspection copies of income tax returns that are true and complete copies of the federal and applicable state, local or other income tax returns filed by each of Seedco, GSC and Green Seed for the taxable years ended December 31, 1996, December 31, 1995, December 31, 1994 and any other open tax periods, and shall make available to buyer for review prior to filing, copies of federal, and applicable state, local or other income tax returns to be filed by Seller for the year ending December 31, 1997. The Companies shall bear all expenses and responsibilities for the filing of federal and applicable state, local or other income tax returns and reports for the taxable year ended December 31, 1997, and the Buyer hereby covenants and agrees that Seedco, GSC or Green Seed will not file any amended income tax returns without first notifying the Seller. The Seller, at his own expense, may participate with the Companies in the preparation of any amended income tax returns. However, the Companies shall retain absolute and final control over the decision to file any such amended returns together with the content of such returns. All tax liabilities of Seedco, GSC or Green Seed arising through the end of the taxable year ended December 31, 1996 have been paid. All tax liabilities of Seedco, GSC and Green Seed arising after December 31, 1996 have been paid or adequately disclosed and properly reserved for on their books and records and financial statements. Rosoff is responsible for the payment of all income taxes on income of the Companies for all periods through December 31, 1997. No federal or applicable state, local or other tax return of Rosoff, Seedco, GSC or Green Seed for any period has been or is currently under audit by the Internal Revenue Service or any state, local or other tax authorities, except the federal income tax returns of Green Seed for the year ended December 31, 1995. No claim has been made by federal, state, local or other authorities relating to any such returns or any audit. For purposes of this Section 4(i), the word "timely" shall mean that such returns were filed within the time prescribed by law for the filing thereof, including the time permitted under any applicable extensions. Rosoff and Seedco, GSC and Green Seed are not aware of any facts that would constitute the basis for the proposal of any tax deficiencies for periods after December 31, 1997 or that would change the tax basis of any assets of Seedco, GSC or Green Seed in existence as at January 1, 1998. All taxes which Rosoff, Seedco, GSC or Green Seed are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable.

     (j) Accounts Receivable; Inventory
         ------------------------------

          (1) The accounts receivable of the Companies reflected in the Financials as at September 30, 1997, and the accounts receivable acquired by the Companies since such date are valid subsisting claims for the aggregate amounts thereof reflected in the Financials net of the reserves or allowances for doubtful receivables reflected in the Financials or thereafter in the Companies' books and records uniformly maintained in accordance with the financial statements, accounted for in accordance with generally accepted accounting principles, and to the Seller's knowledge there is no reason that would make such accounts receivable, net of such amounts as the Companies have reserved on their books as of September 30, 1997, taken as a whole, not collectible.

          (2) Except as disclosed on Schedule 4(j), the inventory of the Companies reflected in the Financials as at September 30, 1997, and the inventory acquired by the Companies since such date (i) has been purchased in the ordinary course of business, (ii) has been fully paid for unless otherwise reflected in the Financials, (iii) is marketable or adequate provision for obsolescence has been provided and (iv) Seller knows of no reason that would make such inventory, net of such amounts as the Companies have reserved on their books as of September 30, 1997, taken as a whole, not marketable.

     (k) Title and Condition of Properties.  The Companies do not own any real
         ---------------------------------
property, except as disclosed on Schedule 4(k). Except as disclosed on Schedule 4(k), the Companies have good and marketable title to all properties and assets, real and personal, tangible and intangible, reflected in the Financials and all properties acquired subsequent to September 30, 1997, which have not been disposed of in the ordinary course of business since September 30, 1997, which property is subject to no mortgage, lien, deed of trust, claim, security interest, liability, conditional sales agreement, easement, right-of-way or any other encumbrance except as disclosed on Schedule 4(k).

          Schedule 4(k) contains an accurate list of all leases and other agreements under which any of the Companies is lessee of any personal property, including all truck and car leases. Each of the real property and personal property leases and agreements is in full force and effect, is not subject to any breaches or defaults, and constitutes the legal, valid and binding obligation of the parties thereto.

          All personal property, machinery and equipment which are material to the business, operations or condition (financial or otherwise) of the Companies is in operating condition and, subject to routine maintenance and ordinary wear and tear, have been maintained in accordance with reasonable industry standards and is suitable for the purpose for which it is used. Except as disclosed in Schedule 4(k), neither the Seller nor any of the Companies is aware of or has received notice of, the violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement in force on the date hereof relating to any of the Companies' business or its owned or leased real or personal properties, with which the Companies have not complied.

     (l) Description of Material Contracts. Schedule 4(l) contains a complete
         ---------------------------------
and correct list as of the date hereof of all agreements, contracts and commitments, obligations and understandings of the following types, written or, oral, to which any of the Companies is a party, by which any of the Companies has any rights or by which any of Companies or any of the Companies' properties may be bound, as of the date hereof: (i) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; (ii) employment and consulting agreements with annual compensation in excess of $40,000; (iii) collective bargaining agreements; (iv) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding); (v) sales agency, manufacturer's representative or distributorship agreements; (vi) agreements, orders or commitments for the purchase by the Companies of materials, supplies or finished products exceeding $5,000 in the aggregate from any one person; (vii) agreements, orders or commitments for the sale by the Companies of its products or services exceeding $5,000; (viii) agreements or commitments for capital expenditures in excess of $5,000 for any single project (it being warranted that the commitment for all undisclosed contracts for such agreements or commitments does not exceed $5,000 in the aggregate); (ix) agreements relating to research; (x) agreements relating to PVPA Certificates or licenses or other rights to use PVPA Certificates; (xi) agreements relating to the payment of royalties; (xii) seed purchase contracts or other contracts with growers; (xiii) brokerage or finder's agreements; (xiv) joint venture agreements; and (xv) other agreements, contracts and commitments which individually or in the aggregate for any one party involve any expenditure by the Corporation of more than $5,000.

          The Companies have made available to the Buyer complete and correct copies of all written agreements, contracts, commitments, obligations and undertakings, together with all amendments thereto, listed on the Schedules hereto, and such Schedules contain accurate descriptions of all oral agreements listed on such Schedules. To the best of Seller's knowledge, all such agreements, contracts, commitments, obligations and undertakings are in full force and effect and, except as disclosed in Schedule 4(l), all parties to, or otherwise bound by, such agreements, contracts, commitments, obligations and undertakings have performed all obligations required to be performed by them to date and none of the Companies are in default and no event, occurrence, condition or act exists which gives rise to (or which with notice or the lapse of time, or both, could result in) a default or right of cancellation, acceleration or loss of contractual benefits under, any such contract, agreement, commitment, obligation or undertaking. There has been no threatened cancellations thereof, and there are no outstanding disputes under any such contract, agreement, commitment, obligation or undertaking. Except as set forth in Schedule 4(1), no consent of any party is required under any such contract, agreement, commitment, obligation or undertaking which would make such agreements not binding and in full force and effect as of the Closing Date. Any contracts, agreements, leases or commitments held in the name of the Seller and set forth in the Schedules hereto shall be assigned to either the Buyer or the Companies prior to the Closing Date.

          Except as otherwise set forth in Schedule 4(l), to the best of Seller's knowledge, each contract, lease, instrument and commitment required to be described in the Schedules hereto is, on the date hereof, and will be at the Closing, in full force and effect and is and will constitute a valid and binding obligation of the Companies and the respective parties to such agreements, and there is not, under any such contract, lease, instrument or commitment, any existing default by the Companies or such other parties or any event that, with notice, lapse of time or both, would constitute a default by the Companies or such other parties in respect of which adequate steps have not been taken to cure such default or to prevent a default from occurring or continuing. Any contracts, leases or commitments held in the names of the Seller and listed on the Schedules shall be assigned either to the Buyer or the Companies prior to the Closing Date.

          No agreement, contract, commitment, obligation or undertaking listed on the Schedules hereto to which the Companies are a party or by which any of them or any of their properties is bound, except as specifically set forth in
Schedule 4(l), contains any provision which materially adversely affects or in the future may (so far as the Seller and the Companies can reasonably now foresee) materially adversely affect the condition, properties, assets, liabilities, business, operations or prospects of the Companies following the date hereof and upon the Closing Date. Furthermore, to the best of the Seller's knowledge, the material suppliers, customers and clients of the Companies will continue to supply and purchase from the Companies after the Closing.

     (m) Default; Violations or Restrictions.  Except as set forth in Schedule
         -----------------------------------
4(m), the execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by the Companies in connection with the transactions contemplated hereby and the consummation of any of the transactions contemplated hereby or thereby will not (or with the giving of notice or the lapse of time or both would) result in the breach of any term or provision of the Articles of Incorporation or by-laws of GSC or Seedco, or the Certificate of Limited Partnership of Green Seed, or violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation, acceleration or otherwise be in conflict with or result in a loss of contractual benefits to the Companies, under any law, order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which the Companies or the Seller are a party or by which any of them may be bound, or require any consent, approval or notice under any law, rule or decree or any such document or instrument; or result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon the Companies' assets or interfere with or otherwise adversely affect the ability to carry on the business of the Companies after the Closing Date on substantially the same basis as it is now conducted by the Companies.

     (n) Court Orders and Decrees.  Except as set forth on Schedule 4(n), the
         ------------------------
Companies have not received written or oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Companies, the Securities or any of the Companies' assets. To the best of Seller's knowledge, the Companies are in compliance in all material respects with all applicable Federal, state, county, municipal (or of any subdivision thereof) laws, regulations and administrative orders in force at any applicable time to which the Companies may be subject.

     (o) Books and Records.  Except as disclosed on Schedule 4(o), the books and
         -----------------
records of the Companies are, in all material respects, complete and correct and have been maintained in accordance with good business practice. True and complete copies of the Articles of Incorporation and By-laws of Seedco and GSC and all amendments thereto, and true and complete copies of all minutes, resolutions, stock certificates and stock transfer records of Seedco and GSC are contained in the minute books and stock transfer books that have been delivered to the Buyer for inspection and will be delivered to the Buyer at the Closing. True and complete copies of the Green Seed Limited Partnership Agreement and all amendments thereto, and all books and records in whatever form of Green Seed have been delivered to the buyer for inspection and will be delivered to the Buyer at the Closing. The minute books, stock certificate books, stock transfer records and such other books and records as may be requested by the Buyer, as exhibited to the Buyer and its representatives, are complete and correct in all material respects except as disclosed in Schedule 4(o).

     (p) Pension and Welfare Plans.
         -------------------------

         (1) Pension and Profit Sharing Plans.  Except as disclosed in Schedule
             --------------------------------
4(p), the Companies do not have in effect any pension, profit sharing or other employee benefit plan described under Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All benefits payable under any terminated employee pension benefit plan (as such term is defined in Section 3(2)(A) of ERISA) previously maintained by the Companies or to which they have previously contributed have been paid in full and/or that the Companies do not have any material unfunded liability in respect of any such plan to the Pension Benefit Guaranty Companies or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated substantially in accordance with the applicable provisions of law or any agreement or contract relating to any such plan and has been terminated without liability to the Companies.

         (2) Welfare Plans.  For each plan, fund, or arrangement of the
             -------------
Companies which is an employee welfare benefit plan, whether or not currently maintained (within the meaning of ERISA Section 3(1)) (a "Welfare Plan"), the following is true:

             (i) each such Welfare Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements;

          (ii) there is no voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Code) maintained with respect to any such Welfare Plan;

          (iii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Companies or the Buyer to a tax under Code Section 4976(a);

          (iv) each such Welfare Plan which is a group health plan complies and has complied with the applicable requirements of Code Section 4980B, and complies with Sections 9801 through 9806 to the extent that such provisions are in effect, Title XXII of the Public Health Service Act, and the applicable provisions of the Social Security Act and is not and has not been a nonconforming group health plan under Section 5000(c) of the Code;

          (v) each such Welfare Plan may be amended or terminated by the Companies or the Buyer, on or at anytime after, the Closing Date and after any advance notice to participants or similar measures required by law which are non-waivable under the Welfare Plan;

          (vi) no such Welfare Plan provides for continuing benefits or coverage for any participant (including past, present or future retirees) or such participant's beneficiary after termination of employment except as required by the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") or any other state or Federal law; and

          (vii) no claims have been made and no other events have occurred that might form the basis of a claim which has substantially increased or based on customary insurance industry practice might substantially increase, the premiums or other charges of the Companies under any Welfare Plan.

     (q) Insurance.  Schedule 4(q) contains a correct and complete description
         ---------
of all policies of insurance by or on behalf of the Companies in which any of the Companies is named as an insured party, beneficiary or loss payable payee. The Companies have at all times prior to the date hereof maintained and will at all times prior to the Closing Date maintain insurance coverage with respect to its properties, in respect of liabilities and risks prudently insured against. The policies described in Schedule 4(q) are outstanding and in force as of the date hereof, cover risks normally insured against and are in amounts normally carried and there is no default notice of cancellation or non-renewal with respect to any material provision contained in any such policy.

          Schedule 4(q) contains a correct and complete description of all such policies of insurance held by or on behalf of the Companies, premiums paid for such insurance and all outstanding insurance claims in excess of $5,000 made by or against any of the Companies for damage to or loss of property or income which have been referred to insurers or which the Seller believe to be covered by commercial insurance. Schedule 4(q) also contains a list of all general comprehensive liability policies carried by the Companies for the past year, including excess liability policies and any agreements, arrangements or commitments under which any of the Companies indemnifies any other person or is required to carry insurance for the benefit of any other person.

     (r) Rights of Third Parties.  Other than as disclosed in Schedule 4(r), or
         -----------------------
specifically provided for in this Agreement, the Companies have not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of the Companies, and no person or other corporation has any right to possession, use or occupancy of any of the property of the Companies.

     (s) Powers of Attorney.  Except as disclosed in Schedule 4(s), there are no
         ------------------
persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Companies.

     (t) Labor Matters.  None of the Companies is a party to any collective
         -------------
bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened any labor disputes, strikes or work stoppages that may have a material adverse effect upon the continued business or operation of the Companies. To the best of Seller's knowledge, each of the Companies (i) is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not engaged in any unfair labor practices.

     (u) Relationships with Vendors and Customers.  Except as set forth in
         ----------------------------------------
Schedule 4(u), the Companies and the Seller have no knowledge of any present conditions or state of facts or circumstances that would materially adversely affect the Companies after the Closing Date. The Companies' relationships with its customers, clients and vendors are satisfactory, and the Companies and the Seller have no knowledge of any facts or circumstances that might materially alter, negate, impair or in any way materially adversely affect the continuity of any such relationships. The Companies and the Seller have no knowledge of any material outstanding claims of any of its customers or clients presently outstanding, pending or threatened against the Companies. The Companies and the Seller has no knowledge of any present or future condition or state of facts or circumstances that would prevent the business of the Companies from being carried on by the Buyer after the Closing Date in all material respects in essentially the same manner as it is presently being carried on.

     (v) Approvals and Authorizations.  The Companies have obtained all
         ----------------------------
necessary consents, approvals and authorizations in connection with the transactions contemplated hereby that are required by law or otherwise in order for each of the Companies to continue all of its present business following the Closing Date.

     (w) Compensation Plans.  Schedule 4(w) contains a correct and complete
         ------------------
description of all compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements, policy manuals and any other plans or arrangements providing for benefits for employees of the Companies.

     (x) Governmental Licenses.  Schedule 4(x) contains a correct and complete
         ---------------------
list of all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises that are (i) necessary for the operation of the Companies, and (ii) required in connection with Seller's execution, delivery or performance of this Agreement, all of which have been obtained by the Companies and are in full force and effect.

     (y) Brokers.  No agent, broker, investment banker, person, or firm acting
         -------
on behalf of the Seller, the Companies or any firm or corporation affiliated with any of them, or under its authority, is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby.

     (z)  Compliance With Laws.
          --------------------

          (1) The operations and activities of the Companies have previously and continue to comply in all material respects with all applicable Federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively, the "Laws"), as in effect on or before the date of this Agreement, including, without limitation, all Laws relating to seed labeling and all rules and regulations of the Occupational Safety and Health Administration. To the best of Seller's knowledge, neither the ownership of the Companies nor the conduct of the business of the Companies as presently conducted conflicts with the rights of any other person, firm or entity, or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Articles of Incorporation or By-laws of GSC or Seedco, or the Partnership Agreement of Green Seed, as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, or Laws to which the Companies is a party or by which it may be bound or affected. Except as disclosed in Schedule 4(z), the Companies have received no notice or communication from any third party asserting a failure to comply with any Laws, nor have the Companies received any notice that any authority or third party intends to seek enforcement against the Companies to compel compliance with any such Laws.

          (2) Except as disclosed in Schedule 4(z), there are no existing claims or to the best of Seller's knowledge, potential claims that may exist against the Companies, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of the Companies of any "Hazardous Material," including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act ("CERCLA"), any so-called "Super Fund" or "Super Lien" law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

          (3) Except as disclosed in Schedule 4(z), since the date first acquired or leased by the Seller or the Companies, Seller and the Companies have not placed any "Hazardous Material" on or under the real property owned or leased by the Companies and, to the best of Seller's knowledge, there has been no "Hazardous Material" on or under the real property owned or leased by the Companies.

          (4) Except as disclosed in Schedule 4(z), neither the Companies nor the Seller, nor to the best knowledge and belief of the Seller, any officer, employee or agent of the Companies acting on their behalf, nor any other person acting on their behalf, has, directly or indirectly, within the past three (3) years given, agreed to give, or received any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Companies (or assist the Companies in connection with any actual or proposed transaction) that (i) might subject the Companies to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past might have had an adverse effect on the assets, business or operation of the Companies, or (iii) if not continued in the future, might adversely affect the assets, the business or the operations or prospects of the Companies, or that might subject the Companies to suit or penalty in any private or governmental litigation or proceeding.

     (aa) Guarantees.  Except as disclosed in Schedule 4(aa) (the "Guarantees"),
          ----------
the Seller has not personally guaranteed any of the obligations of the business of the Companies.

     (bb) Benefits.  All accrued holiday, vacation, sick or other compensation
          --------
or benefits to which employees of the Companies are entitled to receive from the Companies are set forth on Schedule 4(bb). Each of the Companies has an employee manual that sets forth the Companies' policies with respect to its employees, and there are no policies other than as set forth in Schedule 4(bb).

     (cc) No Legal or Tax Advice.  Rosoff is not relying on any legal or tax
          ----------------------
advice from the Buyer in connection with the transactions contemplated by this Agreement.

     (dd) Schedules.  The Seller and the Companies will deliver to the Buyer
          ---------
complete and correct schedules (the "Schedules"), in form and substance reasonably acceptable to the Buyer, as described in Section 16(e), specifying with respect to the business, properties, assets and obligations of the Companies each and every item in the categories listed as Schedules hereunder, and complete and correct copies of the documents and other material from which such Schedules were compiled. The Seller will deliver updated schedules, supplemented as reasonably required by ABT prior to the Closing Date as described in Section 16(f).

     (ee) Accuracy.  No representation, warranty, covenant or statement by the
          --------
Seller or the Companies in this Agreement, including the Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

SECTION 5.     SALE OF ASSETS
               --------------

     (a) Representations and Warranties of Rosoff.  Rosoff warrants and
         ----------------------------------------
represents to the Buyer as follows:

          (1) Title.  Rosoff owns and has good, valid and marketable title to
              -----
the Assets and full right to transfer title to the Assets free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever with the exception of (i) the Security Deed from Alan M. Morrison and Alan B. Rosoff to Nations Bank of Georgia, N.A. in the original principal amount of $380,000 dated June 15, 1995, recorded on June 15, 1995 in Deed Book 1507, page 201 in Athens-Clarke County Records (the "Nations Bank Security Deed"); and (ii) the Exceptions set forth in Schedule B-
Section II of the Title Insurance Commitment issued by Old Republic National Title Insurance Company, dated April 11, 1995, a copy of which has heretofore been provided by Rosoff to the Buyer.

          (2) Capacity; Organization; Standing.  Rosoff has full capacity to
              --------------------------------
enter into and perform under this Agreement, and to consummate such transactions; and no other consent or joinder of any other persons or entities is required. This Agreement has been executed and delivered by Rosoff. This Agreement constitutes the legal, valid and binding obligations of Rosoff enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. Rosoff has all necessary licenses and authority to operate the Business as now being conducted.

          (3) Legal Proceedings; Claims.  Rosoff is not a party to any pending
              -------------------------
litigation, arbitration or administrative proceeding or investigation, with respect to or relating to the Assets and, to the Rosoff's best knowledge and belief, no litigation, arbitration or administrative proceeding or investigation that would have a material adverse effect on the Assets is threatened.

          (4) Description of Material Contracts.  There are no agreements,
              ---------------------------------
contracts and commitments, obligations or understandings, whether written or oral, that relate to the Assets and to which Rosoff is a party, with the exception of the lease dated May 1995 between Rosoff and Green Seed Company Limited Partnership (the "Green Seed Lease"). To the best of his knowledge, there are no agreements, contracts and commitments, obligations or understanding, whether written or oral, that affect or relate to the Assets by which the Seller is bound as of the date hereof.

          (5) Default; Violations or Restrictions.  Rosoff is not in default
              -----------------------------------
under, nor to the best of Rosoff's knowledge has any event occurred that, with the lapse of time or action by a third party, could result in a default under any outstanding note, indenture, mortgage, contract or agreement to which Rosoff is bound, relating to the Assets. To the best of Rosoff's knowledge, the execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by Rosoff pursuant hereto, and the consummation of any of the transactions contemplated hereby or thereby will not (or with the giving of notice or the lapse of time or both would) violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation or acceleration or otherwise be in conflict with or result in a loss of contractual benefits to the

Companies, as such relates to the Assets, under any law, order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which the Companies are a party or by which they may be bound, or require any consent, approval or notice under the laws of any such document or instrument, or result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon the Assets, other than the Nations Bank Security Deed, which Rosoff shall pay in full from the proceeds of the sale of the Assets, at the time of Closing on the sale of the Assets.

          (6) Court Orders and Decrees.  Rosoff has not received written or oral
              ------------------------
notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Assets.

          (7) Governmental Licenses.   To the best of Rosoff's knowledge, there
              ---------------------
are no governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises related to the Assets that are required in connection with the Rosoff's execution, delivery or performance of this Agreement.

          (8) Brokers.  Rosoff has not entered into and will not enter into any
              -------
agreement, arrangement or understanding with any person or firm that will result in an obligation of the Buyer to pay any finder's fee, brokerage commission, or similar payment related to the Assets in connection with the transactions contemplated by this Agreement.

          (9) Absence of Undisclosed Liabilities and Conditions.  To the best of
              --------------------------------------------------
Rosoff's knowledge, there are no currently existing facts that materially adversely affect or are likely in the future to materially adversely affect the Assets.

          (10) Compliance With Laws.  To the best of Rosoff's knowledge,  the
               --------------------
operations and activities of the Assets have previously and continue to comply in all material respects with all applicable Federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively, the "Laws"), as in effect on or before the date of this Agreement. Rosoff has not received notice of communication from any third party asserting a failure to comply with any Laws, nor has Rosoff received any notice that any authority or third party intends to seek enforcement against it to compel compliance with any such Laws.

          (11) Hazardous Material and Nuisance.  Except as disclosed in Schedule
               -------------------------------
5(a)(11) attached hereto, there are no known claims or potential claims of which Rosoff is aware which may exist against Rosoff relating to the Assets, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of the Rosoffs of any "Hazardous Material," including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act

("CERCLA"), any so-called "Super Fund" or "Super Lien" law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material. Since the date first acquired or leased by Rosoff, Rosoff has not placed or stored any "Hazardous Material" (other than the materials listed in Schedule 4(z))on or under the Real Property or in the Warehouse, and to the best of Rosoff's knowledge there has been no "Hazardous Material" (other than the materials listed in Schedule 4(z))on or under the Real Property or in the Warehouse. Rosoff furthermore represents that Rosoff has obtained any/all necessary and required permits for insecticides used in connection with the Real Property or the Warehouse.

          (12) Taxes.  As of the Signing Date, all taxes, including, without
               -----
limitation, income, property, use, franchise sales, and added value, imposed by any governmental entity whatsoever, that are due or payable by Rosoff in connection with the Assets, and all interest and penalties thereon, have been paid in full to the extent that such taxes are due and notice of same has been received by Rosoff or the Comapnies. Rosoff does not know of any tax deficiency or claim outstanding, proposed, or assessed against it with respect to any taxes, including, without limitation, income, property, use, franchise, and value-added taxes imposed by the United States or by an foreign country or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority that could have a material effect on the Buyer, the Assets, or result in the imposition of a tax lien upon any of the Assets.

          (13) Schedules.  Rosoff has delivered to the Buyer complete and
               ---------
correct schedules relating to the Assets, in form and substance reasonably acceptable to the Buyer, as of the Signing Date, and complete and correct copies of the documents and other material from which such schedules were compiled.

          (14) Accuracy.  With respect to the Assets, no representation,
               ---------
warranty, covenant or statement by Rosoff in this Section 5, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein, or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not false or materially misleading.

          (15) Leases.  There are no leases affecting the Assets other than the
               ------
Green Seed Lease.

     (b)  Costs and Fees.
          ---------------

          (1) Rosoff will pay on or before Closing Date (i) one-half the cost of a title commitment; (ii) one half the real property transfer tax; and (iii) one-half of the cost of a title policy and a re-issue title policy;

          (2) Buyer will pay on or before the Closing Date (i) one half of the cost of a title commitment (ii) the cost of a survey of the Real Property; (iii) one-half of the cost of a title policy and a re-issue title policy; (iv) fees for the recording of the Warranty Deed; and (v) one half the real property transfer tax.

SECTION 6.     REPRESENTATIONS AND WARRANTIES OF THE BUYER.  The Buyer warrants
               -------------------------------------------
and represents to the Seller as follows:

     (a) Legal Proceedings.  Neither the Buyer nor any of its executive officers
         -----------------
or directors is a party to or affected by any pending litigation, arbitration or any governmental proceeding or investigation that would in any manner affect its entering into this Agreement or performing the transactions contemplated hereby or that might result in any material adverse change in the financial condition, business or properties of the Buyer, and to the best of Buyer's knowledge, no such litigation, arbitration, proceeding or investigation is threatened.

     (b) Capacity.  The Buyer has full right, power and capacity to execute,
         --------
deliver and perform its obligations under this Agreement and the other documents required to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, constitute a breach of any term or provision of the Certificate of Incorporation or By-laws of the Buyer or constitute a default under any material law, rule, regulation, indenture, instrument, mortgage, deed of trust, or other agreement or instrument to which the Buyer is a party or by which it is bound.

     (c) Organization.  The Buyer is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of the State of Nevada, and the Buyer has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. The Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

     (d) Consents and Approvals.  No governmental license, permit or
         ----------------------
authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the Buyer's execution, delivery or performance of this Agreement. The Buyer shall execute, deliver and perform its obligations under this Agreement, and no consent or other approval of any other party is required to be obtained by the Buyer in connection with the transactions contemplated hereby.

     (e) Binding Obligation.  This Agreement has been duly executed and
         ------------------
delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally. All action of the Board of Directors of the Buyer and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

     (f) Brokers; Finders.  No agent, broker, investment banker, person or firm
         ----------------
acting on behalf of the Buyer or any firm or corporation affiliated with the Buyer or under its authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated hereby.

     (g) Accuracy.  No representation, warranty, covenant or statement by the
         --------
Buyer in this Agreement, including the Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Seller pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

SECTION 7.     CONDITION OF ASSETS.
               -------------------

     (a) Except as otherwise provided herein, the Assets will be sold "as is, where is and with all faults."

     (b) Except as otherwise provided herein, Rosoff makes no representations or warranties with respect to the physical condition or any other aspect of the Assets, including without limitation, the structural integrity of any improvements on the Assets, the conformity of the improvements to any plans or specifications for the Assets that may be provided to Buyer, the conformity of the Assets to applicable zoning or building code requirements, the existence of soil stability, past soil repairs, nonsusceptibility to landslides, sufficiency or undershoring, sufficiency of drainage, or any other matter affecting the stability or integrity of the land or any buildings or improvements situated thereon.

     (c) It is understood and agreed that the Asset Purchase Price has been adjusted by prior negotiation to reflect that the Assets are sold by Rosoff and purchased by Buyer subject to the foregoing.

SECTION 8.  RISK OF LOSS; DAMAGE TO OR DESTRUCTION OF ASSETS.
            ------------------------------------------------

     Rosoff assumes all risks and liability for damage or injury occurring to the Assets by fire, storm, accident, or other casualty until the Closing has been consummated. Notwithstanding the foregoing, if the Assets sustain major or material damage during the period from and after the date hereof and prior to the Closing caused by fire or other casualty, the Closing will take place as provided herein without abatement of the Purchase Price and Rosoff will have no obligation of repair or replacement, provided, however, that all insurance proceeds payable with respect to such casualty shall be assigned to Buyer. Rosoff agrees to maintain the current insurance coverage on the Assets through the Closing Date.

SECTION 9.  CONDEMNATION OF REAL PROPERTY.
            -----------------------------

     In the event that the entire Real Property or any material part thereof becomes the subject of a condemnation proceeding prior to Closing, Rosoff agrees immediately to advise Buyer thereof. In the event of such condemnation, Buyer will have the option to (i) take title in accordance with the terms and conditions of this Agreement and permit Rosoff to negotiate with the condemning authority and to receive the condemnation award, reducing the Asset Purchase Price and by the amount actually received by Rosoff; or (ii) take title in accordance with the terms and conditions of this Agreement and negotiate with the said condemning authority for the condemnation award and to receive the benefits thereof without affecting the Asset Purchase Price. Notice of the exercise of such option by Buyer will be in writing, delivered to Rosoff at least ten (10) days prior to the Closing Date. If notice is not received in a timely manner as required by this Section 9, Buyer will be deemed to have elected to proceed in accordance with clause (ii) above.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.
            ------------------------------------------------------------

     (a) Survival of Representations and Warranties.   All representations  and
         ------------------------------------------
warranties made by the Seller or the Buyer in this Agreement, including without limitation all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until the second anniversary of the Closing Date (the "Survival Date"); provided, however, that (i) all representations and warranties made by the Seller in Sections 4(c), 4(p), 4(z), 5(a)(3), and 5(a)(12) hereof shall survive the Closing until the earlier of one year after the expiration of the applicable statute of limitations or the fourth anniversary of the Closing Date, and (ii) all representation and warranties made by the Seller in Sections 4(i) and 5(a)(13) shall survive the Closing until and through one (1) year after the expiration of the applicable statute of limitations (the dates referred to in this Section 10(a)(i) and (ii) collectively shall be referred to as the "Extended Survival Date").

     (b) Indemnity by Seller.  Provided that the transaction contemplated by
         -------------------
this Agreement is closed, the Seller hereby agrees to indemnify, defend and hold harmless the Buyer from and against all liabilities, losses, costs or damages whatsoever (including expenses and reasonable fees of legal counsel) ("Claims") arising out of or relating to Claims made on or prior to the Survival Date or the Extended Survival Date, if applicable, in the event that it is determined that such Claims arise out of or from or are based upon (i) the inaccuracy in any respect of any representation or warranty contained in Section 4 and Section 5 made by the Seller; and (ii) the non-performance by the Seller in any material respect of any covenant, agreement or obligation to be performed by the Seller under this Agreement.

     (c) Indemnification by Buyer.  Provided that the transaction contemplated
         ------------------------
by this Agreement is closed, the Buyer hereby agrees to indemnify, defend and hold harmless Rosoff from and against all Claims arising out of or from or based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 6 by the Buyer; (ii) the non-performance by the Buyer in any material respect of any covenant, agreement or obligation to be performed by the Buyer under this Agreement; (iii) any liabilities arising out of the operation of the business of the

Companies by Buyer after the Closing Date; (iv) any liabilities arising out of Buyer's failure to perform any obligations under any truck or car leases set forth in Schedule 4(k) formerly personally guaranteed by Seller; and (v) any liabilities recorded on the Companies' books as at September 30, 1997, adjusted to reflect transactions in the normal course of business between September 30, 1997 and the Closing Date, arising out of personal guarantees by Seller of any obligations of the Companies listed on Schedule 4(aa) hereto, except any obligations to or indemnification of Morrison.

          In the event that the Closing is consummated, the Buyers agree to indemnify Seller against all costs and expenses with respect to their state and federal income tax liability for income tax items allocated to them from the Companies with respect to the period January 1, 1998 through the Closing Date.

     (d) Defense of Claims.  Whenever any Claim shall arise for indemnification
         -----------------
hereunder, the party entitled to indemnification (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing within 30 days after the Indemnitee has actual knowledge that it is entitled to indemnification of such Claim constituting the basis for such Claim (the "Notice of Claim"). The Notice of Claim shall specify all facts known to the Indemnitee giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom.

          If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnitee, the Indemnitor shall be entitled (without prejudice to the right of the Indemnitee to participate at its expense through co-counsel of its own choosing) to contest or defend such claim at his expense and through counsel of his own choosing if he gives written notice of his intention to do so to the Indemnitee within 10 days after receipt of the Notice of Claim; provided that Indemnitor diligently prosecutes or defends such claim.

          The Indemnitee shall not settle any claim that would give rise to liability on the part of the Indemnitor under the indemnity contained in this Section without the written consent of the Indemnitor, which consent shall not unreasonably be withheld. If a firm offer is made to settle a claim or litigation defended by the Indemnitee and the Indemnitor refuses to accept such offer within 20 days after receipt of written notice from the Indemnitee of the terms of such offer, then, in such event, the Indemnitee shall continue to contest or defend such claim and shall be indemnified pursuant to the terms hereof. Provided, however, that in the event the Indemnitor refuses to accept such offer to settle a claim as described above and the Indemnitee continues to contest or defend such claim, the indemnification provided for herein shall be deemed to include the value of management's time spent in connection with the defense of such claim. If a firm offer is made to settle a claim or litigation and the Indemnitor notifies the Indemnitee in writing that the Indemnitor desires to accept and agree to such settlement, but the Indemnitee elects not to accept or agree to it, the Indemnitee may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Indemnitor to indemnify or otherwise reimburse the Indemnitee hereunder with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnitor desires to accept such settlement.

          Notwithstanding any provision of this Agreement to the contrary, a potential Indemnitee shall have the right to participate in the defense of any tax claim or action and to employ separate counsel, but the fees and expenses of such counsel shall be at the expense of the potential Indemnitee unless (a) the employment thereof shall have been specifically authorized by the potential Indemnitor or (b) the potential Indemnitor shall fail to assume the defense and employ counsel. In no event shall the potential Indemnitor enter into any settlement with any taxing authority which may have the effect of increasing the potential Indemnitee's or the Companies' tax liabilities or decreasing the tax basis of the potential Indemnitee's or the Companies' assets without acknowledging in writing that the potential Indemnitor is liable to fully indemnify the potential Indemnitee and/or the Companies for any such increased tax liability, interest and penalty thereon and any other liabilities arising therefrom, whether or not the Extended Survival Date has passed. In the event of a proceeding in a court of competent jurisdiction in which a judgment may be entered that may have the effect of increasing the potential Indemnitee's or the Companies' tax liabilities or decreasing the tax basis of the potential Indemnitee's or the Companies' assets the potential Indemnitor shall acknowledge in writing that the potential Indemnitor is liable to fully indemnify the potential Indemnitee and/or the Companies for any such increased tax liability, interest and penalty thereon and any other liabilities arising therefrom, whether or not the Extended Survival Date has passed.

          Notwithstanding any provision of this Agreement to the contrary, no claim for indemnification pursuant to this Section 10, except with respect to the immediately preceding paragraph, by the Indemnitee shall be asserted or claimed except to the extent any Claim exceeds, in the aggregate, the sum of $25,000.

          Notwithstanding any provision of this Agreement to the contrary, neither Seller's nor Buyer's maximum liability for indemnification shall exceed the Purchase Price.

SECTION 11.    COVENANTS OF THE SELLER.  The Seller hereby covenants and agrees:
               -----------------------

     (a) Further Assurances.  The Seller hereby agrees that, from time to time
         ------------------
at the reasonable request of the Buyer, and without further consideration, Seller shall execute and deliver such additional instruments and take such other action as the Buyer may reasonably require to convey, assign, transfer and deliver the Securities and otherwise to carry out the terms of this Agreement.

     (b) Access to the Companies; Confidentiality.
         ----------------------------------------

          (1) Subsequent to the date hereof and prior to the Closing Date, the Seller will continue to give to the Buyer, their counsel, accountants, and other representatives, full and free access to all books and records, financial information, premises, employees and accountants of the Companies at reasonable times and upon reasonable notice so that the Buyer may have full opportunity to make such investigation as it shall desire.

          (2) From and after the date of this Agreement until the Closing or the termination of this Agreement, the Seller and the Companies and their representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed by the Buyer in the course of their negotiations and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and in the event of termination of this Agreement will destroy all copies of documentation may have delivered by the Buyer and will not use any confidential information from the Buyer for their own benefit.

     (c) Conduct of Business Pending Closing.  From the date of this Agreement
         -----------------------------------
to the Closing Date, except as expressly disclosed in the Schedules to this Agreement, the Companies shall conduct operations as engaged in at the date of this Agreement according to the ordinary course of business consistent with past practice and in compliance with all applicable laws and regulations, and shall maintain records and books of account in a manner that fairly and currently reflects their financial condition and results of operations and shall not engage in any transactions other than as contemplated by this Agreement. The Companies shall further use their best efforts to preserve their existing business and relations with their employees, customers, suppliers and others with whom they maintain business relationships. The Companies further will not engage in any transaction not in the ordinary course of business, including any unusual use or transfer of assets, without the prior written consent of ABT. Buyer acknowledges that it has consented to Seller making capital expenditures of approximately $75,000 to $100,000 from October 1, 1997 to the Closing Date.

     (d) Closing Documents.  Provided that the Buyer has fully performed its
         -----------------
obligations and Seller's conditions have been satisfied, the Seller and the Companies shall execute and deliver all instruments and documents required as a condition precedent to the Closing and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

SECTION 12. COVENANTS OF ROSOFF.  Rosoff hereby covenants and agrees:
            -------------------

     (a) Further Assurances.  Rosoff hereby agrees that from time to time at the
         ------------------
reasonable request of the Buyer, and without further consideration, to execute and deliver such additional instruments and to take such other action as the Buyer may reasonably require to convey, assign, transfer and deliver the Assets and otherwise to carry out the terms of this Agreement.

     (b) Closing Documents.  Rosoff hereby agrees to execute and deliver all
         -----------------
instruments and documents required as a condition precedent to the Closing and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

SECTION 13. COVENANTS OF THE BUYER.  The Buyer hereby covenants and warrants
            ----------------------
as follows:

     (a) Closing Documents.  The Buyer shall execute and deliver all instruments
         -----------------
and documents required as a condition precedent to the Closing and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

     (b) Noninterference.  The Buyer shall not take or omit to take any action
         ---------------
that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Section 6 of this Agreement, or (ii) would interfere with the Buyer's ability to perform or would prevent performance of any of its obligations under this Agreement or any of the other agreements or instruments provided for herein.

     (c) Confidentiality.  From and after the date of this Agreement or until
         ---------------
the Closing if there is one, the Buyer and their representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed by the Seller in the course of their negotiations and the Buyer's due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and the financing of this transaction. In the event this Agreement is terminated, the Buyer will return to Seller all written and computer documents, materials and discs in its possession and will retain no copies thereof and will not use any confidential information for its own benefit.

     (d) Distributions for Income Taxes.  Buyer shall reimburse Seller, on
         ------------------------------
behalf of Seller or Morrison, for income tax liabilities (as hereinafter defined) in excess of an aggregate of $590,000 (previously disbursed by the Companies to Seller or Morrison), but only to a maximum of $140,000. For purposes of this Section 13(d), income tax liabilities shall mean the tax liability for income taxes owed by Seller or Morrison, as finally determined by any tax audit or examination conducted by the Internal Revenue Service, that is attributable to the income of the Companies for 1997. Such amount shall include the net impacts on income tax liabilities for 1995, 1996 and 1997 of items which would have been (i) reported in the 1997 income tax returns of the Companies, but due to the Internal Revenue Service examination of the income tax returns of the Companies, have been adjusted to be reported in 1995 or 1996; or (ii) were reported in the 1995 or 1996 income tax returns of the Companies, but due to such Internal Revenue Service examination, have been adjusted to be reported in 1997. Such amount shall exclude any interest or penalties due and owing as a result of such examination or audit. To the extent that cash distributions hereunder shall exceed income tax liabilities as adjusted above, Seller promptly shall contribute or cause to be contributed any such excess to the Companies.

SECTION 14. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS.  The obligations
            -----------------------------------------------
of the Buyer under this Agreement are subject to the following conditions:

     (a) There shall not have been any material breach of the representations, warranties, covenants and agreements of the Seller or the Companies contained in this Agreement or the Schedules and Exhibits hereto.

     (b) The Seller and the Companies shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Buyer.

     (c) There shall have been no material adverse change in the condition (financial or otherwise), business, assets, liabilities, properties, business, results of operation, or earnings of the Companies on a collective basis since September 30, 1997. A loss for the period October 1, 1997 to December 31, 1997 comparable to the prior fiscal year or budget would not be considered a "material adverse change" for purposes of this Subsection.

     (d) There shall be no outstanding actions or threats of action by any party that may materially adversely effect the condition (financial or otherwise), business, assets, liabilities, properties, business, results of operation, or earnings of the Companies on a collective basis or the Assets.

     (e) The Buyer shall have received a certificate dated the Closing Date and signed by the Seller certifying that the conditions specified in subsections
(a), (b) (c)and (d) above have been fulfilled. To the extent that any representations, warranties, covenants and agreements of the Seller contained in this Agreement are not true at the Closing as if made at the Closing, such changes shall be described in such certificate.

     (f)  [Intentionally Left Blank]

     (g) The Seller shall have obtained and delivered to the Buyer any required consents or approvals of any third parties whose consent is required to the transactions contemplated hereunder.

     (h) The Buyer shall have received originals or certified copies, reasonably satisfactory in form and substance to the Buyer, of all such organizational and governing documents of the Companies as the Buyer shall reasonably require, including without limitation the following:

          (1) the Articles of Incorporation of Seedco and GSC, and all amendments thereto and restatements thereof and the Certificate of Limited Partnership of Green Seed, certified as of a recent date by the Maryland State Department of Assessments and Taxation;

          (2) the By-laws of each of Seedco and GSC and all amendments thereto and restatements thereof certified as of the Closing Date by an officer thereof, and the Limited Partnership Agreement and all amendments thereto and restatements thereof, certified as of the Closing Date by the General Partner of Green Seed;

          (3) Certificates of Existence of the Maryland State Department of Assessments and Taxation, certifying as of a recent date that each of the Companies is in existence under the laws of that State;

          (4) copies of the minutes and resolutions of the Board of Directors and stockholder of each of Seedco and GSC and of GSC as general partner of Green Seed showing the authorization and approval by the Companies of the execution and delivery of this Agreement and of the agreements and instruments provided for herein and of the performance of the obligations of each of Seedco and GSC under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of each of Seedco and GSC and the general partner of Green Seed; and

          (5) a certificate of incumbency identifying the officers and directors of each of Seedco and GSC, and the general and limited partners of Greed Seed immediately before Closing.

     (i) The Buyer shall have received a written opinion of counsel for Rosoff and the Companies dated as of the Closing Date, in the form of Exhibit 13(i) hereto.

     (j)  [Intentionally Left Blank]

     (k)  [Intentionally Left Blank]

     (l) The Buyer shall have received a deed containing covenants of special warranty and further assurances, effective to vest in the Buyer good and marketable title to the Assets, as herein provided.

     (m)  [Intentionally Left Blank]

     (n)  [Intentionally Left Blank]

     (o) The Buyer shall have completed its due diligence review to its satisfaction.

     (p) The Buyer shall have received from each of Alan Rosoff and Jane Rosoff the Employment and Non-Competition Agreement in the form of Exhibit 3(d)(1) attached hereto.

     (q) The Buyer shall have received from Rosoff and Morrison, or their successors in interest, a release of the Nations Bank Security Deed or any other liens or encumbrances except the permitted liens or encumbrances listed on
Schedule 1; or the title company's willingness on the sale of the Assets, to insure Buyer's title to the Assets without exception for the Nations Bank Security Deed or any other liens or encumbrances except the permitted liens or encumbrances listed on Schedule 1.

     (r) The Buyer shall have received from Morrison or his successor in interest, a general release, with respect to all obligations or indemnification (including all taxes and other payments) due from the Companies pursuant to an agreement dated May 28, 1997 among the Companies, Rosoff and Morrison and any other agreements or arrangements.

     (s) The Buyer shall have received from Seller the 1% limited partnership interest in Green Seed owned by Morrison or his successor in interest, free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever.

SECTION 15. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS.  The
            ------------------------------------------------
obligations of the Seller under this Agreement are subject to the following conditions:

     (a) There shall not have been any material breach of the representations, warranties, covenants and agreements of the Buyer contained in this Agreement.

     (b) The Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Seller.

     (c) The Sellers shall have received a certificate dated the Closing Date and signed by the Buyer contained in this Agreement, certifying that the conditions specified in Paragraphs 15(a) and 15(b) above have been fulfilled. To the extent that any representations, warranties, covenants and agreements of the Buyer contained in this Agreement are not true at the Closing as if made at the Closing, such changes shall be described in such certificate.

     (d) The Seller shall have received a written opinion of Snow Becker Krauss P.C., counsel for the Buyer, dated as of the Closing Date, in the form of
Exhibit 15(d) hereto.

     (e) The Seller shall have received originals or certified copies, reasonably satisfactory in form and substance to the Seller, of the following corporate documents of the Buyer:

          (1) a certificate of existence certifying as of a recent date that the Buyer is in good standing under the laws of its state of incorporation;

          (2) copies of the minutes and resolutions of the Board of Directors of the Buyer showing the authorization and approval by such Board of the execution and delivery by the Buyer to the Seller of this Agreement and the agreements and instruments provided for herein and of the performance of the obligations of the Buyer under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of the Buyer; and

          (3) a certificate of incumbency identifying the officers and directors of the Buyer immediately before Closing.

     (f) Rosoff and Jane Rosoff shall have received from Buyer the Employment and Non-Competition Agreements in the form of Exhibit 3(d)(1) and the funds provided for therein.

     (g) Rosoff and Jane Rosoff shall have received from Buyer the Non-Qualified Stock Option Agreements in the form of Exhibit 3(d)(2).

SECTION 16. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER AND THE BUYER.
            ---------------------------------------------------------------
The obligations of the Seller and the Buyer to complete this transaction shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) Due Diligence.  The Seller and the Buyer shall each have been afforded
         -------------
the opportunity to complete their due diligence and conduct a review of the business and prospects of the other, and shall be reasonably satisfied as to such business and prospects.

     (b) No Injunctions.  No action or proceeding shall have been instituted or
         --------------
threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this transaction or to recover any damages or obtain other relief as a result of this transaction.

     (c) Consents.  Any consent to the transaction considered by the Seller or
         --------
the Buyer to be necessary or advisable under any agreement or contract, the withholding of which might have, in the judgment of the Seller or the Buyer, a material adverse effect on the financial condition of the other party, shall have been obtained.

     (d) Corporate Proceedings.  All corporate and other proceedings in
         ---------------------
connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Seller with respect to the Securities and Rosoff with respect to the Assets, and the Buyer and their counsel, and the Seller, Rosoff and the Buyer and their counsel shall have received all certificates, documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

     (e) Status of Schedules and Exhibits as of Signing Date.  The parties each
         ---------------------------------------------------
acknowledge and agree that as of the date this Agreement is executed and delivered, none of the Schedules to this Agreement have been delivered, reviewed, or approved by the parties hereto. In addition to and without in any way limiting, any other express and implied condition precedent to the obligations of any of the parties under this Agreement, the obligations of each of the parties under this Agreement are hereby made subject to and contingent upon delivery and approval of the Schedules as hereinafter provided. Rosoff shall prepare and deliver to Buyer the Schedules by December 12, 1997, and Buyer shall, within 10 business days of receipt of the Schedules, either approve and accept the Schedules or provide written notice to Rossoff that it does not approve and accept the Schedules and identify the deficiencies underlying its refusal to approve and accept the Schedules. Following receipt of such notice from Buyer, Seller shall have 10 business days to cure (as defined in Section 17(d)) such deficiencies.

     (f) Updated Schedules.  Seller will update by amendments or supplements in
         -----------------
writing each of the Schedules delivered pursuant to Section 4(dd) and any other written disclosure to reflect any change in the information set forth in said Schedules or other disclosure. Seller hereby represents and warrants that such Schedules and such written disclosures, as so amended or supplemented, shall be true, correct and complete in all material respects as of the date or dates thereof.

SECTION 17. TERMINATION.  This Agreement may be terminated at any time prior
            -----------
to the Closing Date:

     (a) By mutual written consent of the Seller and the Buyer properly authorized by their respective Boards of Directors.

     (b) By either the Buyer or the Seller if this transaction is not completed by January 31, 1998, unless extended by mutual consent.

     (c) By the Buyer if since September 30, 1997, there has been a material adverse change in the condition (financial or otherwise), business, assets, liabilities or earnings of the Companies. A loss for the period October 1, 1997 through December 31, 1997 comparable to the prior fiscal year or budget would not be considered a "material adverse change" for purposes of this subsection.

     (d) By the Buyer if the Schedules have not been delivered by December 12, 1997 and/or if the Schedules, as delivered, reveal a state of facts that was previously not disclosed to Buyer in writing or differs materially from facts previously disclosed in writing to the Buyer, and which presents a material adverse change in the condition (financial or otherwise) of the Companies, provided, however, that Seller shall have 10 business days from the date of notice of a state of facts giving rise to the right to terminate hereunder to cure such state of facts. For purposes of this Section 17(d) and Section 16(e), "cure" shall mean make whole or correct in its entirety the material adverse change in the condition of the Company disclosed to Buyer, at Buyer's election by (i) an adjustment to the Purchase Price or (ii) indemnification, in each case the amount of which shall be the amount necessary to effect the cure.

SECTION 18. THE BUYER'S OBLIGATIONS AT CLOSING.
            ----------------------------------

          At the Closing, in addition to fulfilling the conditions to closing appearing in this Agreement, the Buyer shall deliver to Rosoff the Securities Purchase Price and the Asset Purchase Price as more specifically described in
Section 3 hereof, together with all other documents and agreements required to be delivered by it hereunder.

SECTION 19. THE SELLER'S OBLIGATIONS AT CLOSING.  At the Closing, in addition
            -----------------------------------
to fulfilling the conditions to closing appearing herein, the Seller shall deliver to the Buyer:

     (a) stock certificate(s) representing the Stock properly endorsed, or with stock powers executed in blank, and with any and all transfer, stamp or similar taxes upon the transfer of the shares to the Buyer paid in full by the Seller and a certificate from each general and limited partner of Green Seed transferring such partner's interest in Green Seed to the Buyer, free and clear of all liens, claims and encumbrances except the pledge to secure the loans to the Companies by Heller;

     (b) all original minute books, stock books, stock transfer ledger, canceled stock certificates, corporate seals and financial records and statements of the Companies; and

     (c) all deeds containing covenants and warranties as set forth in Section 14(1).

SECTION 20. SUBSEQUENT EVENTS.
            -----------------

     The Buyer will receive, at its own expense, audited financial statements, of the Companies ("Audited Financial Statements"), certified by KPMG Peat Marwick LLP, independent certified public accountants, for all periods required of the Buyer under the rules and regulations of the Securities and Exchange Commission (the "Rules"). The Companies and the Seller hereby agree to provide the Buyer and their accountants with full and free access to the books and records of the Companies and to cooperate fully with all such representatives of the Buyer so that the Audited Financial Statements may be prepared on a timely basis.

SECTION 21. PARTIES IN INTEREST.  This Agreement shall be binding upon and
            -------------------
shall inure to the benefit of the parties and their successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or entity other than the parties hereto any rights or remedies under or by reason hereof.

SECTION 22. ENTIRE AGREEMENT.  This Agreement, including the Schedules and
            ----------------
Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto, which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto.

SECTION 23. GOVERNING LAW.  This Agreement and all rights and obligations
            -------------
hereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada, applicable to agreements made and to be performed wholly within said State, without regard to the conflicts of laws principles of such State.

SECTION 24. EXPENSES.  The Buyer and Rosoff shall each pay their own expenses
            --------
incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. ABT shall pay any prepayment or termination fee with respect to the loans to the Companies by Heller.

SECTION 25. ARBITRATION.  Notwithstanding any other provision in this
            -----------
Agreement to the contrary, controversies between Buyer and Seller shall be resolved, to the extent possible, by informal meetings and discussions in good faith between the parties. Such meetings and discussions shall, upon commencement, occur daily and for at least two hours each day.

     If a dispute between the parties cannot be resolved by informal meetings and discussions the dispute shall be settled by binding arbitration, and a corresponding judgment may be entered in a court of competent jurisdiction. Arbitration of any dispute may be initiated by one party by sending a written demand for arbitration to the other party. This demand will specify the matter in dispute and request the appointment of an arbitration panel which demand will preclude court action. The arbitration panel will consist of one arbitrator named by Buyer, one arbitrator named by Seller and a third arbitrator named by the two arbitrators so chosen. The arbitration hearing will be conducted in accordance with the procedural rules set forth in the commercial arbitration rules of the American Arbitration Association. The situs of the arbitration will be Las Vegas, Nevada if initiated by Buyer and Baltimore, Maryland if initiated by Seller. The arbitrators shall not be empowered to award punitive or exemplary damages to either party.

SECTION 26. SEVERABILITY.  If any part of this Agreement is held to be
            ------------
unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

SECTION 27. NOTICES.
            -------

     (a) All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

          (1)  if to Rosoff to:

                    Alan Rosoff
                    99 River Oaks Circle
                    Baltimore, MD 21208
               with a copy to:

                    Gordon, Feinblatt, Rothman, Hoffberger & Hollander The Garrett Building
                    233 East Redwood Street
                    Baltimore, MD 21202
                    Attn: Edward E. Obstler, Esq.
                    Telecopier No.:(410) 576-4246

          (2)  if to the Buyer to:

                    AgriBioTech, Inc.
                    2700 Sunset Road, Suite C-25
                    Las Vegas, Nevada 89120
                    Attention: Johnny R. Thomas, President
                    Telecopier No.: (702) 798-8808

               with a copy to:

                    Snow Becker Krauss P.C.
                    605 Third Avenue
                    New York, New York  10158
                    Attention: Elliot H. Lutzker, Esq.
                    Telecopier No.:  (212) 949-7052

     (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

SECTION 28. NON-WAIVERS.  Neither any failure nor any delay on the part of
            -----------
any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto; nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

SECTION 29. ASSIGNMENT. This Agreement may not be assigned by any party
            ----------
without the prior consent of the other parties.

Section 30. Disclosure.  From and after the date of this Agreement until the
            ----------
Closing or the termination of this Agreement, neither the Seller nor the Companies will, directly or indirectly, (i) solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning the sale of the Stock or the sale of all or a substantial portion of the assets of the Companies with anyone other than the Buyer; or (ii) discuss the sale of the Securities with anyone other than the Buyer and other officers, directors and shareholders of the Companies and the Seller's advisors and (iii) unless otherwise required by law or the requirements of any applicable stock exchange, make any public announcement without prior approval of the language of such announcement by the Buyer.

SECTION 31. MISCELLANEOUS.
            -------------

     (a) Further Assurances.  Each of the parties hereto shall use its best
         ------------------
efforts to take or cause to be taken, and to cooperate with the other party hereto to the extent necessary with respect to, all action, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Seller and Buyer shall cooperate with and provide assistance to the other in connection with the preparation and filing of all federal, state, local and foreign income tax returns that relate to the Companies and relate to pre-Closing periods but that are not required to be filed until after the Closing, and shall also cooperate with and provide assistance to the other or the Companies with respect to any audit of any tax returns filed prior to the Closing; provided, however, that the Buyer and the Companies hereby covenant and agree that the Companies will not file any amended income tax returns without first notifying the Seller.

     (b) Headings.  The headings contained herein are for reference purposes
         --------
only and shall not affect the meaning or interpretation of this Agreement.

     (c) Counterparts.  This Agreement may be executed and delivered in multiple
         ------------
counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


                                        -------------------------------------
                                        Alan Rosoff


                                        SEED CORPORATION OF AMERICA

                                        By:
                                           -----------------------------------


                                        GREEN SCA CORP.


                                        By:
                                           -----------------------------------


                                        GREEN SEED COMPANY LIMITED PARTNERSHIP


                                        By:
                                           -----------------------------------


                                        AGRIBIOTECH, INC.


                                        By:
                                           -----------------------------------
                                           Kathleen L. Gillespie
                                           Vice President